AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON NOVEMBER 19, 1997

                                                    REGISTRATION NO.: 333-34685

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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549
                                --------------

                             AMENDMENT NO. 6
                                      TO
                                   FORM S-1
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933
                                --------------
                           APEX SILVER MINES LIMITED
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

    CAYMAN ISLANDS                   1044                    NOT APPLICABLE
   (STATE OR OTHER            (PRIMARY STANDARD             (I.R.S. EMPLOYER
     JURISDICTION                 INDUSTRIAL              IDENTIFICATION NO.)
  OF INCORPORATION)          CLASSIFICATION CODE
                                   NUMBER)

                        CALEDONIAN HOUSES, GROUND FLOOR
                                  MARY STREET
                           GEORGE TOWN, GRAND CAYMAN
                      CAYMAN ISLANDS, BRITISH WEST INDIES
                                (345) 949-0050
      (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA
               CODE OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)
                                --------------
                               THOMAS S. KAPLAN
                      PRESIDENT & CHIEF EXECUTIVE OFFICER
                         APEX SILVER MINES CORPORATION
                        1700 LINCOLN STREET, SUITE 3050
                            DENVER, COLORADO 80203
                                (303) 839-5060
           (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
                  INCLUDING AREA CODE, OF AGENT FOR SERVICE)
                                --------------
                                  COPIES TO:
      PATRICK J. DOOLEY, ESQ.                      ROBERT F. WALL, ESQ.
 AKIN, GUMP, STRAUSS, HAUER & FELD,                  WINSTON & STRAWN
               L.L.P.                        35 WEST WACKER DRIVE, SUITE 4200
         590 MADISON AVENUE                       CHICAGO, ILLINOIS 60601
      NEW YORK, NEW YORK 10022                        (312) 558-5600
           (212) 872-1000
                                --------------

  APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this Registration Statement.

  If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [_]

  If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

  If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. [_]

  If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

                                --------------

  THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT THAT SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

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                                    PART II

                  INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

  The following are the estimated expenses, other than the underwriting discounts and commissions, expected to be incurred in connections with the issuance and distribution of the securities registered under this Registration
Statement:

   Securities and Exchange Commission Registration Fee.............. $   47,046
   AMEX Listing Fee................................................. $   50,000
   NASD Filing Fee.................................................. $   10,500
   Blue Sky Fees and Expenses*...................................... $   10,000
   Printing and Engraving Expenses*................................. $  300,000
   Legal Fees and Expenses*......................................... $  800,000
   Accounting Fees and Expenses*.................................... $  250,000
   Transfer Agent's Fees and Expenses*.............................. $    3,500
   Miscellaneous*................................................... $   28,954
                                                                     ----------
     Total.......................................................... $1,500,000
                                                                     ==========

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 * Estimated

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

  The Companies Act (1995 Revision) of the Cayman Islands provides in Section 77 that:

  The liability of the directors, manager or the managing director of a company may, if so provided by the memorandum of association, be unlimited.

  The Articles of Association of the Company provide as follows:

    85. (a) Every Director (including for the purposes of this Article any Alternate Director appointed pursuant to the provisions of these Articles), Managing Director, Secretary, Assistant Secretary, and, at the discretion of the Board of Directors, other officer, consultant, employee or agent, for the time being and from time to time of the Company and the personal representatives of the same shall be indemnified and secured harmless out of the assets and funds of the Company against all actions, proceedings, costs, charges, expenses, losses, damages or liabilities incurred or sustained by him in or about the conduct of the Company's business or affairs or in the execution or discharge of his duties, powers, authorities or discretions, including without prejudice to the generality of the foregoing, any costs, expenses, losses or liabilities incurred by him in defending (whether successfully or otherwise) any civil proceedings concerning the Company or its affairs in any court whether in the Cayman Islands or elsewhere provided, that no indemnification shall be available in the case of wilful default or fraud.

        (b) No such Director, Alternate Director, Managing Director, agent, Secretary, Assistant Secretary or other officer of the Company shall be liable (i) for the acts, receipts, neglects, defaults or omissions of any other such director or officer or agent of the Company or (ii) by reason of his having joined in any receipt for money not received by him personally or (iii) for any loss on account of defect of title to any property of the Company or (iv) on account of the insufficiency of any security in or upon which any money of the Company shall be invested or
               (v) for any loss incurred through any bank, broker or other agent or (vi) for any loss occasioned by any negligence, default, breach of duty, breach of trust, error of judgment or oversight on his part or (vii) for any loss, damage or misfortune whatsoever which may happen in or arise from the execution or discharge of the duties, powers authorities, or discretions of his office or in relation thereto, unless the same shall happen through his own dishonesty.

        (c) The Board of Directors may authorize the Company to purchase and maintain insurance on behalf of any person described in
               Section 83(a), against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Company would have the power to indemnify him against such liability under the provisions of this Section 83.

  To the extent that it is permitted to do so by these provisions, the Company intends to give an indemnity to each of its directors and to arrange for the liabilities under these indemnities to be covered.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES.

  Since its formation in March of 1996, Ordinary Shares have been issued in the following transactions:

    1. Effective as of August 6, 1996, the Company issued 4,256,700 Ordinary Shares at a price of $8.00 per share to subscribers in a Private Placement. Salomon Brothers Inc, S.G. Warburg & Co. Inc. and Matrix U.S.A., LLC acted as Private Placement agents for the Offering. The Company paid $1,243,050 to the Private Placement agents as a fee for their services. All of the shares issued were issued to "accredited investors" as defined within Regulation D under the Securities Act of 1933, as amended.

    2. Effective as of August 6, 1996, the Company issued (i) 25,000 Ordinary Shares to each of Ms. Berliner and Messrs. Buchanan, Mohamed Kashoggi and de Lucio in exchange for their respective two and one-half percent (2.5%) interests in Andean; (ii) 25,000 Ordinary Shares to Mr. McDonald in exchange for his profits interests in certain Mexican and Honduran properties and his one share of Cordillera Mexico; and (iii) 25,000 Ordinary Shares to Mr. Golan in exchange for his two and one-half percent (2.5%) interest in Apex Asia.

    3. Effective as of September 30, 1996, the Company issued 115,207 Ordinary Shares to Mr. William Natbony at the then per share book value of the Company in exchange for consulting services.

    4. Effective as of August 15, 1997, the Company issued (i) 268,496 Ordinary Shares to Mintec in exchange for Mintec's two and one-half percent (2.5%) interest in ASC Bolivia, (ii) 113,595 Ordinary Shares to Johnny Delgado Achaval in consideration of his consulting and other work for the Company, and (iii) 25,000 Ordinary Shares to Mada Limited in consideration for its and Mr. Golan's work for the Company.

  The Company believes that the foregoing described issuances of securities, if they constitute sales, are exempt from registration under the Securities Act of 1933, as amended, by virtue of the exemption provided by Section 4(2) thereof for transactions not involving a public offering.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

  (a) Exhibits. Attached hereto are the following exhibits:

 EXHIBIT
 NUMBER                          DESCRIPTION OF EXHIBIT
 -------                         ----------------------
  1.1    Form of Underwriting Agreement between the Registrant and the U.S.
         Underwriters.*
  1.2    Form of Underwriting Agreement between the Registrant and the
         International Underwriters.*
  1.3    Form of Placement Agency Agreement between the Registrant and the
         Placement Agents.*
  3.1    Form of Amended and Restated Memorandum of Association of the
         Registrant.*
  3.2    Form of Amended and Restated Articles of Association of the
         Registrant.*
  4.1    Specimen of certificate representing the Registrant's Ordinary Shares, par value $0.01 per share.*
  5.1    Opinion of W.S. Walker & Company as to the validity of the Ordinary
         Shares (Cayman Islands law).*
 10.1    Shareholders' Agreement, dated as of August 6, 1996, among the
         Shareholders of the Registrant.*
 10.2    Form of consent to amendment of above Shareholders' Agreement, dated
         March 21, 1995.*
 10.3    Buy-Sell Agreement, dated as of August 6, 1996, by and among the
         Registrant, Apex LDC, Litani and Silver Holdings.*
 10.4    Summary of the Registrant's 401(K) Plan.*
 10.5    Management Services Agreement among the Registrant and its subsidiaries.*
 10.6    Form of Registrant's Non-Employee Director's Plan.*
 10.7    Form of Registrant's Employees' Share Option Plan.*
 10.8    Form of Registrant's Share Option Agreement.*
 10.9    Employment contract between the Registrant and Marcel F. DeGuire, dated July 23, 1996.*
 10.10   Employment contract between the Registrant and Gregory Marlier, dated
         September 26, 1996.*
 10.11   Employment contract between the Registrant and Keith R. Hulley, dated
         August 14, 1996.*
 10.12   Employment contract between the Registrant and Douglas M. Smith, Jr., dated January 21, 1997.*
 10.13   English translation of Deed of Lease and Purchase Option Contract between Monica de Prudencio and Mineria Tecnia Consultores Asociados
         S.A. ("Mintec"), dated November 7, 1994, regarding the Tesorera and
         Jayula concessions, with an attached note from Keith Hulley, a director of the Registrant, as required by Rule 306 of Regulation S-
         T.*
 10.14   English translation of Assignment Agreement, between ASC Bolivia LDC and Mintec regarding the rights to the above agreement, with an attached note from Keith Hulley, a director of the Registrant, as required by Rule 306 of Regulation S-T.*
 10.15   English translation of the Lease and Purchase Option Contract between
         Empresa Minera Yana Mallcu S.A. and Mintec, dated February 7, 1996, regarding the Toldos concession, with an attached note from Keith
         Hulley, a director of the Registrant, as required by Rule 306 of
         Regulation S-T.*
 10.16   English translation of the Assignment of Lease and Purchase Option
         Agreement among Banco Industrial S.A., Mintec and ASC Bolivia LDC, with an attached note from Keith Hulley, a director of the Registrant, as required by Rule 306 of Regulation S-T.*
 10.17   English translation of the Purchase Option Agreement between Mintec and Litoral Mining Cooperative Ltd., dated August 17, 1995, regarding the Animas concession, with an attached note from Keith Hulley, a director of the Registrant, as required by Rule 306 of Regulation S-
         T.*

 EXHIBIT
 NUMBER                          DESCRIPTION OF EXHIBIT
 -------                         ----------------------
 10.18   English translation of the Assignment and Assumption Agreement between
         Mintec and ASC Bolivia LDC, dated May 22, 1996, regarding the Animas concession, with an attached note from Keith Hulley, a director of the
         Registrant, as required by Rule 306 of Regulation S-T.*
 10.19   English translation of the Purchase Agreement between ASC Bolivia LDC and Litoral Mining Cooperative Ltd., regarding the Animas concessions with an attached note from Keith Hulley, a director of the Registrant, as required by Rule 306 of Regulation S-T.*
 10.20   English translation of the Joint Venture Agreement between Corporacion
         Minera Boliviano S.A. ("Comibol") and ASC Bolivia LDC, regarding the
         Cobrizos Concession, with an attached note from Keith Hulley, a director of the Registrant, as required by Rule 306 of Regulation S-
         T.*
 10.21   English translation of the Joint Venture Agreement between Comibol and
         ASC Bolivia LDC, regarding the Choroma Concession, with an attached note from Keith Hulley, a director of the Registrant, as required by
         Rule 306 of Regulation S-T.*
 10.22   Mining Agreement between Compania Minera Ocote and Kerry A. McDonald, dated June 24, 1994, regarding the El Ocote concession.*
 10.23   Assignment and Assumption Agreement between Kerry A. McDonald and
         Cordilleras Silver Mines Ltd., dated September 27, 1994, regarding the assignment of the above Mining Agreement.*
 10.24   Acknowledgment from Bruce Wallis in his capacity as President of
         Compania Minera Ocote S. de R.L. that Cordilleras Silver Mines
         (Cayman) LDC has been assigned Kerry A. McDonald's rights under the above Mining Agreement, dated July 10, 1995.*
 10.25   English translation of the agreement between Andean Silver Corporation
         LDC and 190 of the co-owners of the assets which previously belonged to Empressa Minera San Juan de Lucanas, S.A. ("EMSJ"), regarding the
         San Juan de Lucanas concession, dated January 12, 1995, with an attached note from Keith Hulley, a director of the Registrant, as required by Rule 306 of Regulation S-T.*
 10.26   English translation of the agreement between Andean Silver Corporation
         LDC and 133 of the co-owners of the assets which previously belonged to EMSJ, regarding the San Juan de Lucanas concession, dated January
         12, 1995, with an attached note from Keith Hulley, a director of the
         Registrant, as required by Rule 306 of Regulation S-T.*
 10.27   English translation of the form of agreement between 16 individuals who are some of the co-owners of the assets which previously belonged to EMSJ, regarding the San Juan de Lucanas concession, with an attached note from Keith Hulley, a director of the Registrant, as required by Rule 306 of Regulation S-T.*
 10.28   Board Designation Agreement, dated October 28, 1997, by and between the Registrant and Silver Holdings.*
 10.29   Registration Rights and Voting Agreement, dated October 28, 1997 by and among the Registrant, Silver Holdings, Consolidated, Argentum,
         Aurum LLC and Thomas S. Kaplan.*
 10.30   Amended and Restated Voting Trust Agreement, dated October 29, 1997, between Thomas Kaplan and Consolidated.*
 10.31   Amended and Restated Voting Trust Agreement, dated October 29, 1997, between Thomas Kaplan and Argentum LLC.*
 10.32   English translation of the Purchase Agreement between Monica de
         Prudencio and ASC Bolivia, regarding the Tesorera and Jayula concessions, dated September 3, 1997, with an attached note from Keith
         Hulley as required by Rule 306 of Regulation S-T.*
 11      Statement regarding computation of per share earnings.*


 EXHIBIT
 NUMBER                         DESCRIPTION OF EXHIBIT
 -------                        ----------------------
 21      List of Subsidiaries.*
 23.1    Consent of W.S. Walker & Company (included as part of Exhibit 5.1).
 23.3    Consent of Price Waterhouse LLP.
 23.4    Consent of CPM Group.*
 23.5    Consent of Mineral Resource Development Inc.*
 23.6    Consent of Knight Piesold LLC.*
 23.7    Consent of Pincock, Allen & Holt.*
 23.8    Consent of Mine Reserves Associates, Inc.*
 23.9    Consent of Kvaerner Metals.*
 23.10   Consent of Behre Dolbear.*
 24.1    Powers of attorney of the Registrant (included on page II-6 hereof).

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*Previously filed.

ITEM 17. UNDERTAKINGS.

  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 14 of this registration statement or otherwise may be permitted, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.


  The undersigned registrant hereby undertakes that:

    (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or
  (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

    (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (3) The undersigned registrant hereby undertakes to provide the underwriters at the closing specified in the underwriting agreements certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

                                  SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and has duly caused this amendment to be signed on its behalf by the undersigned, thereunto duly authorized in, New York, New York on November 19, 1997.

                                          Apex Silver Mines Limited

                                                   /s/ Thomas S. Kaplan
                                          By: _________________________________
                                              THOMAS S. KAPLAN CHAIRMAN, BOARD
                                                       OF DIRECTORS

  Pursuant to the requirements of the Securities Act of 1933, as amended, this amendment has been signed by the following persons in the capacities as set forth below on November 19, 1997.

              SIGNATURE                  TITLE                    DATE

        /s/ Thomas S. Kaplan           Director
-------------------------------------  (Registrant's
          THOMAS S. KAPLAN             authorized
                                       representative in
                                       the United States)

                  *                    Director
-------------------------------------

           HARRY M. CONGER

                  *                    Director
-------------------------------------
          MICHAEL COMNINOS

                  *                    Director
-------------------------------------
         EDUARDO S. ELSZTAIN

                  *                    Director
-------------------------------------                            November 19,
          DAVID SEAN HANNA                                        1997

                  *                    Director
-------------------------------------
              OVE HOEGH

                  *                    Director
-------------------------------------
           KEITH R. HULLEY

                  *                    Director
-------------------------------------
            RICHARD KATZ

                  *                    Director
-------------------------------------
             PAUL SOROS

*        /s/ Thomas S. Kaplan
_____________________________________
          THOMAS S. KAPLAN
          ATTORNEY-IN-FACT

                                    EXHIBIT INDEX

 EXHIBIT
 NUMBER                          DESCRIPTION OF EXHIBIT
 -------                         ----------------------
  1.1    Form of Underwriting Agreement between the Registrant and the U.S.
         Underwriters.*
  1.2    Form of Underwriting Agreement between the Registrant and the
         International Underwriters.*
  1.3    Form of Placement Agency Agreement between the Registrant and the
         Placement Agents.*
  3.1    Form of Amended and Restated Memorandum of Association of the
         Registrant.*
  3.2    Form of Amended and Restated Articles of Association of the
         Registrant.*
  4.1    Specimen of certificate representing the Registrant's Ordinary Shares, par value U.S. $0.01 per share.*
  5.1    Opinion of W.S. Walker & Company as to the validity of the Ordinary
         Shares (Cayman Islands law).*
 10.1    Shareholders' Agreement, dated as of August 6, 1996, among the
         Shareholders of the Registrant.*
 10.2    Form of consent to amendment of above Shareholders' Agreement, dated
         March 21, 1995.*
 10.3    Buy-Sell Agreement, dated as of August 6, 1996, by and among the
         Registrant, Apex LDC, Litani and Silver Holdings.*
 10.4    Summary of the Registrant's 401(K) Plan.*
 10.5    Management Services Agreement among the Registrant and its subsidiaries.*
 10.6    Form of Registrant's Non-Employee Director's Plan.*
 10.7    Form of Registrant's Employees' Share Option Plan.*
 10.8    Form of Registrant's Share Option Agreement.*
 10.9    Employment contract between the Registrant and Marcel F. DeGuire, dated July 23, 1996.*
 10.10   Employment contract between the Registrant and Gregory Marlier, dated
         September 26, 1996.*
 10.11   Employment contract between the Registrant and Keith R. Hulley, dated
         August 14, 1996.*
 10.12   Employment contract between the Registrant and Douglas M. Smith, Jr., dated January 21, 1997.*
 10.13   English translation of Deed of Lease and Purchase Option Contract between Monica de Prudencio and Mineria Tecnia Consultores Asociados
         S.A. ("Mintec"), dated November 7, 1994, regarding the Tesorera and
         Jayula concessions, with an attached note from Keith Hulley, a director of the Registrant, as required by Rule 306 of Regulation S-
         T.*
 10.14   English translation of Assignment Agreement, between ASC Bolivia LDC and Mintec, regarding the rights to the above agreement, with an attached note from Keith Hulley, a director of the Registrant, as required by Rule 306 of Regulation S-T.*
 10.15   English translation of the Lease and Purchase Option Contract between
         Empresa Minera Yana Mallcu S.A. and Mintec, dated February 7, 1996, regarding the Toldos concession, with an attached note from Keith
         Hulley, a director of the Registrant, as required by Rule 306 of
         Regulation S-T.*
 10.16   English translation of the Assignment of Lease and Purchase Option
         Agreement among Banco Industrial S.A., Mintec and ASC Bolivia LDC, with an attached note from Keith Hulley, a director of the Registrant, as required by Rule 306 of Regulation S-T.*
 10.17   English translation of the Purchase Option Agreement between Mintec and Litoral Mining Cooperative Ltd. dated, August 17, 1995, regarding the Animas concession, with an attached note from Keith Hulley, a director of the Registrant, as required by Rule 306 of Regulation S-
         T.*

 EXHIBIT
 NUMBER                          DESCRIPTION OF EXHIBIT
 -------                         ----------------------
 10.18   English translation of the Assignment and Assumption Agreement between
         Mintec and ASC Bolivia LDC, dated May 22, 1996, regarding the Animas concession, with an attached note from Keith Hulley, a director of the
         Registrant, as required by Rule 306 of Regulation S-T.*
 10.19   English translation of the Purchase Agreement between ASC Bolivia LDC and Litoral Mining Cooperative Ltd., regarding the Animas Concession with an attached note from Keith Hulley, a director of the Registrant, as required by Rule 306 of Regulation S-T.*
 10.20   English translation of the Joint Venture Agreement between Corporacion
         Minera Boliviano S.A. ("Comibol") and ASC Bolivia LDC, regarding the
         Cobrizos Concession, with an attached note from Keith Hulley, a director of the Registrant, as required by Rule 306 of Regulation S-
         T.*
 10.21   English translation of the Joint Venture Agreement between Comibol and
         ASC Bolivia LDC, regarding the Choroma Concession, with an attached note from Keith Hulley, a director of the Registrant, as required by
         Rule 306 of Regulation S-T.*
 10.22   Mining Agreement between Compania Minera Ocote and Kerry A. McDonald, dated June 24, 1994, regarding the El Ocote concession.*
 10.23   Assignment and Assumption Agreement between Kerry A. McDonald and
         Cordilleras Silver Mines Ltd., dated September 27, 1994, regarding the assignment of the above Mining Agreement.*
 10.24   Acknowledgment from Bruce Wallis in his capacity as President of
         Compania Minera Ocote S. de R.L. that Cordilleras Silver Mines
         (Cayman) LDC has been assigned Kerry A. McDonald's rights under the above Mining Agreement, dated July 10, 1995.*
 10.25   English translation of the agreement between Andean Silver Corporation
         LDC and 190 of the co-owners of the assets which previously belonged to Empressa Minera San Juan de Lucanas, S.A. ("EMSJ"), regarding the
         San Juan de Lucanas concession, dated January 12, 1995, with an attached note from Keith Hulley, a director of the Registrant, as required by Rule 306 of Regulation S-T.*
 10.26   English translation of the agreement between Andean Silver Corporation
         LDC and 133 of the co-owners of the assets which previously belonged to EMSJ, regarding the San Juan de Lucanas concession, dated January
         12, 1995, with an attached note from Keith Hulley, a director of the
         Registrant, as required by Rule 306 of Regulation S-T.*
 10.27   English translation of the form of agreement between 16 individuals who are some of the co-owners of the assets which previously belonged to EMSJ, regarding the San Juan de Lucanas concession, with an attached note from Keith Hulley, a director of the Registrant, as required by Rule 306 of Regulation S-T.*
 10.28   Board Designation Agreement, dated October 28, 1997, by and between the Registrant and Silver Holdings.*
 10.29   Registration Rights and Voting Agreement, dated October 28, 1997 by and among the Registrant, Silver Holdings, Consolidated, Argentum,
         Aurum LLC and Thomas S. Kaplan.*
 10.30   Amended and Restated Voting Trust Agreement, dated October 29, 1997, between Thomas Kaplan and Consolidated.*
 10.31   Amended and Restated Voting Trust Agreement, dated October 29, 1997, between Thomas Kaplan and Argentum LLC.*
 10.32   English translation of the Purchase Agreement between Monica de
         Prudencio and ASC Bolivia, regarding the Tesorera and Jayula concessions, dated September 3, 1997, with an attached note from Keith
         Hulley as required by Rule 306 of Regulation S-T.*
 11      Statement regarding computation of per share earnings.*

 EXHIBIT
 NUMBER                         DESCRIPTION OF EXHIBIT
 -------                        ----------------------
 21      List of Subsidiaries.*
 23.1    Consent of W.S. Walker & Company (included as part of Exhibit 5.1).
 23.3    Consent of Price Waterhouse LLP.
 23.4    Consent of CPM Group.*
 23.5    Consent of Mineral Resource Development Inc.*
 23.6    Consent of Knight Piesold LLC.*
 23.7    Consent of Pincock, Allen & Holt.*
 23.8    Consent of Mine Reserves Associates, Inc.*
 23.9    Consent of Kvaerner Metals.*
 23.10   Consent of Behre Dolbear.*
 24.1    Powers of attorney of the Registrant (included on page II-6 hereof).

--------
 * Previously Filed